Exhibit 3.9

CERTIFICATE OF FORMATION

OF

GEORGIA GULF CHEMICALS & VINYLS, LLC

1.                                      The name of the limited liability company is Georgia Gulf Chemicals & Vinyls, LLC.

2.                                     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Georgia Gulf Chemicals & Vinyls, LLC this 8th day of October, 1999.

/s/ John E. Zamer
John E. Zamer
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 10/08/1999
991427795 - 3108938

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/01/2000
001445908 - 3108938

Certificate of Amendment to Certificate of Formation

of

GEORGIA GULF CHEMICAL & VINYLS, LLC

It is hereby certified that:

1.                                      The name of the limited liability company (hereinafter called the “limited liability company”) is GEORGIA GULF CHEMICAL & VINYLS, LLC

2.                                      The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof of the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.”

Executed on August 21, 2000.

/s/ Joel I. Beerman
JOEL I. BEERMAN, VICE PRESIDENT

DELL D-:CERTIFICATE
OF AMENDMENT TO CERTIFICATE
OF FORMATION 01/98
(#3048)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/31/2001
010675974 - 3108938

CERTIFICATE OF MERGER

MERGING

NORTH AMERICA PLASTICS, LLC

WITH AND INTO

GEORGIA GULF CHEMICALS & VINYLS, LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, Georgia Gulf Chemicals & Vinyls, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That the name and state of formation of each of the domestic limited liability companies which are to merge (the “Constituent Entities”) are as follows:

Name	State of Formation

Georgia Gulf Chemicals & Vinyls, LLC	Delaware

North America Plastics, LLC	Delaware

SECOND: That an Agreement and Plan of Merger has been approved, adopted, executed, and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: That the name of the surviving limited liability company of the merger is Georgia Gulf Chemicals & Vinyls, LLC

FOURTH: The merger shall become effective as of 11:59 p.m. on December 31, 2001.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited liability company, the address of which is: 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346.

SIXTH: A copy of the Agreement and Plan of Merger has been furnished to the sole member of the surviving limited liability company and the sole member of the merging limited liability company.

SEVENTH: That anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Managers of the Company at any time prior to the time that this merger being filed with the Secretary of State of the State of Delaware becomes effective.

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of this 31st day of December, 2001.

GEORGIA GULF CHEMICALS & VINYLS, LLC

By: Georgia Gulf Corporation, its sole member

By:	/s/ Joel I. Beerman
	Name:	JOEL I. BEERMAN
	Title:	VICE PRESIDENT

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:10 AM 01/29/2013
FILED 09:10 AM 01/29/2013
SRV 130100183 - 3108938 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION OF

GEORGIA GULF CHEMICALS & VINYLS, LLC

Georgia Gulf Chemicals & Vinyls, LLC (the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Act of the State of Delaware, does hereby certify:

1.                                      The name of the Company is Georgia Gulf Chemicals & Vinyls, LLC.

2.                                      The certificate of formation of the Company is hereby amended by deleting Article 1 thereof and substituting in lieu thereof the following Article 1:

“1.                                 The name of the limited liability company is Axiall, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 29th day of January, 2013.

/s/ Timothy Mann, Jr.
Timothy Mann, Jr., as Sole Manager of the
Company

Axiall Corporation 115 Perimeter Center Place Suite 460 Atlanta, Georgia 30346

CONSENT TO USE OF NAME

Axiall Corporation, a Delaware corporation (the “Company”), hereby consents to the use of the name “Axiall, LLC” in connection with the change of the name of Georgia Gulf Chemicals & Vinyls, LLC, a Delaware limited liability company, to Axiall, LLC.

IN WITNESS WHEREOF, the Company has caused this Consent to be executed this 29th day of January, 2013.

AXIALL CORPORATION

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Executive Vice President, General
Counsel and Secretary